UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2011

ESSEX PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 17, 2011 Essex Property Trust, Inc. (“The Company”) held its Annual Meeting of Stockholders. At this meeting, the shareholders (i) elected the three Class II Directors to serve until the 2014 Annual Meeting of Stockholders; (ii) ratified the appointment of KMPG, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011; (iii) provided an advisory vote on the approval of the executive compensation disclosed in the proxy statement and (iv) provided an advisory vote on the frequency of the advisory vote on executive compensation. As of the record date of February 28, 2011 for the Annual Meeting of Stockholders, there were 32,207,932 shares outstanding and entitled to vote.

(i)	The results of the voting for the Class I Directors were as follows:

	Affirmative	Withheld
David W. Brady	27,089,150	559,380
Byron A. Scordelis	27,418,164	230,366
Janice L. Sears	27,423,894	224.636
Claude J. Zinngrabe, Jr.	27,423,847	224,683

There were 2,188,586 broker non-votes with respect to the election of the Company’s Class II Directors.

(ii)	The results of the voting for the ratification of KPMG, LLP as the Company’s registered public accounting firm for 2011 were as follows:

For	Against	Abstentions	Broker Non-Votes
29,204,617	621,260	11,239	0

(iii)	The results of the advisory vote on executive compensation were as follows:

For	Against	Abstentions	Broker Non-Votes
25,845,861	1,685,690	116,979	2,188,586

(iv)	The results of the frequency of the advisory vote on executive compensation were as follows:

1-Year	2-Year	3-Year	Abstentions
24,209,484	13,553	3,300,867	124,626

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011

Essex Property Trust, Inc.

By:	/s/ Michael T. Dance

Michael T. Dance
Executive Vice President &
Chief Financial Officer